Exhibit(a)(4)

                                AIRBORNE, INC.

                          Offer to Purchase for Cash
                        Any and all of the Outstanding
                    5.75% Convertible Senior Notes Due 2007
                               of Airborne, Inc.
                     (CUSIP Numbers 009269AA9 and 009269AB7)
                                      And
                           Solicitation of Consents

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Subject to the terms and conditions set forth in the Offer to Purchase,
Consent Solicitation Statement and Change in Control Notice, the Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on November
17, 2003, unless extended (such time and date, as the same may be extended, the "Expiration Date"). The valid tender of Notes will constitute the giving of Consent with respect to such Notes and the valid withdrawal of tendered Notes will constitute the revocation of Consent with respect to such Notes. Holders may not deliver Consents without tendering the related Notes or revoke Consents without withdrawing the related Notes.
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                                                              October 15, 2003

To Our Clients:

       Enclosed for your consideration is an Offer to Purchase, Consent Solicitation Statement and Change in Control Notice (as it may be amended or supplemented from time to time, the "Statement") and a related Consent and Letter of Transmittal (as it may be amended or supplemented from time to time, the "Consent and Letter of Transmittal"), relating to the (i) offer (the "Offer") by Airborne, Inc. ("Airborne") to purchase for cash any and all of its outstanding 5.75% Convertible Senior Notes due 2007 (the "Notes") at a price (the "Tender Offer Consideration") equal to $1,080 per $1,000 of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding the Acceptance Date (as defined below) and (ii) Airborne's solicitation (the "Solicitation") of consents (the "Consents") from holders of Notes (each, a "Holder") to the proposed amendments (the "Proposed Amendments") to (a) the indenture pursuant to which the Notes were issued and
(b) the registration rights agreement relating to the Notes. All capitalized terms used herein but not otherwise defined shall be ascribed the same meanings to such terms as in the Statement.

       Airborne's obligation to accept for purchase and pay for Notes validly tendered and not withdrawn in the Offer is conditioned upon, among other things, the receipt of Consents from Holders of at least a majority in aggregate principal amount of Notes outstanding (the "Requisite Consents"). If the Requisite Consents are not received, Airborne will not be obligated to accept for purchase or to pay for any Notes and any Notes previously tendered will be returned to the tendering Holders.

       Airborne reserves the right (i) to waive any and all conditions to the Offer, except that the receipt of the Requisite Consents may not be waived,
(ii) to extend or terminate the Offer or (iii) to otherwise amend the Offer in any respect. All conditions to the Offer are more fully described in the Statement under the caption "Principal Terms of the Offer -- Conditions of the Offer."

       Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, promptly following the Expiration Date, Airborne will purchase, by accepting for purchase, and will pay for all Notes validly tendered (and not validly withdrawn) pursuant to the Offer, such payment to be made by the deposit of immediately available funds by Airborne with Deutsche Bank Trust Company Americas, the depositary for the Offer (the "Depositary"). The date on which Notes are accepted for payment under the Offer is herein referred to as the "Acceptance Date."

         This material relating to the Offer is being forwarded to you as the beneficial owner of Notes carried by us for your account or benefit but not registered in your name. A tender of any Notes and delivery of the related Consent with respect to any Notes may only be made by us as the registered Holder and pursuant to your instructions. Accordingly, we request instructions as to whether you wish us to tender Notes and deliver Consents with respect to any or all of the Notes held by us for your account. We urge you to read carefully the Statement, the Consent and Letter of Transmittal and other materials provided herewith before instructing us to tender your Notes and to deliver the related Consents with respect to such Notes.

       Your attention is directed to the following:

       1.     The Offer is for any and all Notes that are outstanding.

       2. Holders who desire to tender their Notes pursuant to the Offer are required to consent to the Proposed Amendments with respect to such Notes.

       3. If you desire to tender any Notes pursuant to the Offer (and thereby give your Consent to the Proposed Amendments) and receive the Tender Offer Consideration, we must receive your instructions in ample time to permit us to effect a tender of Notes on your behalf on or prior to 5:00 p.m., New York City time, on the Expiration Date.

       4. Airborne's obligation to pay the Tender Offer Consideration for tendered Notes and Consents delivered pursuant to the Offer is conditioned upon, among other things, the receipt of the Requisite Consents.

       5. Any transfer taxes incident to the transfer of Notes from the tendering Holder to Airborne will be paid by Airborne, except as provided in the Statement and the instructions to the Consent and Letter of Transmittal.

       6.     Airborne expressly reserves the right, in its sole discretion,
              (i) to delay acceptance for purchase of Notes tendered under the Offer or the payment for Notes accepted for purchase pursuant to the Offer, and to terminate the Offer and not accept for payment any Notes not theretofore accepted for purchase if any of the conditions to the Offer specified in the Statement shall not have been satisfied or waived by Airborne or in order to comply in whole or in part with applicable law, in either case, by giving oral or written notice of such delay or termination to the Depositary and (ii) at any time, or from time to time, to amend the Offer in any respect. The reservation by Airborne of the right to delay acceptance of payment of Notes is subject to the provisions of Rule 14e-1(c) under the Securities Exchange Act of 1934, which requires that Airborne pay the consideration offered or return the Notes deposited by or on behalf of Holders thereof promptly after the termination or withdrawal of the Offer.

       7. Consummation of the Offer and the effectiveness of the Proposed Amendments may have adverse consequences for Holders who elect not tender their Notes in the Offer. See "Certain Significant Consequences to Non-Tendering Holders" and "Certain United States Federal Income Tax Considerations" in the Statement for discussions of certain factors that should be considered in evaluating the Offer.

       If you wish to have us tender any or all of your Notes held by us for your account or benefit and give the required related Consents, please so instruct us by completing, executing and returning to us the instruction form that appears below.

       The accompanying Consent and Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Notes held by us and registered in our name for your account.


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


                                 INSTRUCTIONS

       The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer.

       This will instruct you to tender the principal amount of Notes indicated below held by you for the account or benefit of the undersigned, and thereby deliver the undersigned's Consent pursuant to the Solicitation, with respect to the principal amount of the Notes indicated below, pursuant to the terms of and conditions set forth in the Offer to Purchase, Consent Solicitation Statement and Change of Control Notice, dated October 15, 2003, and the related Consent and Letter of Transmittal.

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                               Principal Amount
                                tendered and as
                             to which Consents are
                             given in the Offer*
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* If no aggregate principal amount is provided above with respect to the Notes and this Instruction Form is signed in the space provided below, we are authorized to tender with respect to the entire aggregate principal amount of such Notes in which we hold an interest through DTC for your account. Holders who desire to tender their Notes pursuant to the Offer are required to consent to the Proposed Amendments.

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                               PLEASE SIGN HERE


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                                 Signatures(s)


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                            Name(s) (Please Print)


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                                    Address


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                                   Zip code


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                          Area Code and Telephone No.


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                   Tax Identification or Social Security No.


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                          My Account Number With You


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                                     Date


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